Exhibit 99.1

For Immediate Release

FIRST QUARTER NET INCOME RISES 934% ON 150% SALES

GAIN AT DIGITAL ALLY, INC.

DILUTED E.P.S. OF $0.10 COMPARES WITH $0.01 IN FIRST QUARTER OF

2007

OVERLAND PARK, Kansas (April 30, 2008) – Digital Ally, Inc. (Nasdaq: DGLY), which develops, manufactures and markets advanced video surveillance products for law enforcement, homeland security and commercial security applications, today reported record revenue and net income for the first quarter of 2008. An investor conference call is scheduled for 11:00 a.m. EDT today, April 30, 2008 (see details below).

For the three months ended March 31, 2008, revenue increased 150% to approximately $8.6 million when compared with revenue of approximately $3.4 million in the first quarter of 2007. Revenue during the first quarter of 2008 increased 22% when compared with approximately $7.0 million in the fourth quarter of 2007.

Gross profits improved 178% to $5,320,894 (61.9% of revenue) in the quarter ended March 31, 2008, compared with gross profits of $1,914,246 (55.7% of revenue) in the corresponding period of the previous year. Pretax income rose 1,456% to $2,522,787 in the most recent quarter, versus $162,150 in the prior-year quarter. After an income tax provision of $846,000, the Company recorded net income of $1,676,787 in the first quarter of 2008. This compared with no income tax provision and net income of $162,150 in the quarter ended March 31, 2007. Basic earnings per share increased 1,100% to $0.12 in the quarter ended March 31, 2008, compared with $0.01 per basic share in the prior-year period. Diluted earnings per share rose 900% to $0.10 in the quarter ended March 31, 2008, versus $0.01 in the first quarter of 2007.

Adjusted EBITDA (net income before interest, income taxes, depreciation, amortization, and stock-based compensation), a non-GAAP financial measure, increased 272% to $2,751,566 in the most recent quarter when compared with $739,803 in the quarter ended March 31, 2007. (Adjusted EBITDA is described in greater detail in a table at the end of this news release).

“We have achieved revenue growth in every sequential quarter since we began delivering our advanced digital video surveillance products to law enforcement agencies in March 2006, and I am very pleased to report our eighth consecutive quarter of record sales during the first quarter of 2008,” stated Stanton E. Ross, Chief Executive Officer of the Company. “We continue to see follow-on orders with larger quantities from many existing customers, while converting a high percentage of opportunities with new customers to our product. Our DVM-500 In-Car Video Rearview Mirror System has achieved increasing acceptance among law enforcement agencies throughout the United States and within a growing number of foreign countries.”

“Our gross profit margins improved to 61.9% of revenues in the most recent quarter, versus 55.7% a year earlier and 57.8% in the fourth quarter of 2007, reflecting higher productivity and efficiencies as we have significantly increased production rates and improved costs related to our supply chain. Operating income of approximately $2.5 million in the first quarter of 2008 was equivalent to 87% of the Company’s operating income for the full year ended December 31, 2007. Even though we provided for income taxes at a 33.5% rate in the quarter ended March 31, 2008, our after-tax earnings increased 934%, when compared with the prior-year period, when no income tax provision was necessary.”

“We have continued to pursue an aggressive research and development program targeting new market opportunities, with our R&D expenses increasing 250% to $432,033 in the first quarter of 2008, compared with $123,532 in the year-earlier quarter,” continued Ross. “We are developing new products and line extensions for our current products, some of which we expect to bring to market during 2008. R&D projects on several new products designed for the school bus, mass transit, taxi cab and other markets, along with upgrades to our existing products, are currently underway.”

“Other notable accomplishments during the first quarter of 2008 included the listing of our common stock on The Nasdaq Capital Market and an increase in the size of our production/assembly facility in order to accommodate anticipated revenue growth during 2008. We ended the quarter with approximately $4.9 million of cash and equivalents in the bank, a current ratio of 5.9-to-1.0, no long- or short-term bank debt outstanding and stockholders’ equity of $12.0 million, and we are well-positioned to fund our operating requirements for the balance of the year. Based upon our performance during the first quarter and other information currently available, we reaffirm our previous guidance that revenue for the year ending December 31, 2008 should more than double, to approximately $40 million, compared with $19.4 million during 2007.”

Non-GAAP Financial Measures

Digital has provided financial information in this release that has not been prepared in accordance with GAAP. This information includes non-GAAP adjusted EBITDA. Digital uses such non-GAAP financial measures internally in analyzing its financial results and believes they are useful to investors, as a supplement to GAAP measures, in evaluating Digital’s ongoing operational performance. Digital believes that the use of these non-GAAP financial measures provides an additional tool for investors to use in evaluating ongoing operating results and trends and in comparing its financial measures with other companies in Digital’s industry, many of which present similar non-GAAP financial measures to investors. As noted, the non-GAAP financial measures discussed above exclude interest income/expense, income taxes, depreciation and amortization and share-based compensation expense pursuant to SFAS 123(R).

Non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. Investors are encouraged to review the reconciliation of these non-GAAP measures to their most directly comparable GAAP financial measure as detailed above. As previously mentioned, a reconciliation of GAAP to the non-GAAP financial measures has been provided in the tables included as part of this press release.

Investor Conference Call

The Company will host an investor conference call at 11:00 a.m. Eastern Time today, April 30, 2008, to discuss its first quarter operating results and other topics of interest. Shareholders and other interested parties may participate in the conference call by dialing 800-860-2442 (international/local participants dial 412-858-4600) and asking to be connected to the Digital Ally, Inc. conference call a few minutes before 11:00 a.m. EDT on April 30, 2008. The call will also be broadcast live on the Internet at www.videonewswire.com/event.asp?id=47996. A replay of the conference call will be available one hour after the completion of the conference call from April 30, 2008 until June 30, 2008 by dialing 877-344-7529 (international/local participants dial 412-317-0088) and entering the conference ID 418912.

The call will also be archived on the Internet through July 29, 2008, at www.videonewswire.com/event.asp?=47996 and on the Company’s website at www.digitalallyinc.com.

About Digital Ally, Inc.

Digital Ally, Inc. develops, manufactures and markets advanced technology products for law enforcement, homeland security and commercial security applications. The Company’s primary focus is digital video imaging and storage. For additional information, visit www.digitalallyinc.com

The Company is headquartered in Overland Park, Kansas, and its shares are traded on The Nasdaq Capital Market under the symbol “DGLY”.

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Act of 1934. These forward-looking statements are based largely on the expectations or forecasts of future events, can be affected by inaccurate assumptions, and are subject to various business risks and known and unknown uncertainties, a number of which are beyond the control of management. Therefore, actual results could differ materially from the forward-looking statements contained in this press release. A wide variety of factors that may cause actual results to differ from the forward-looking statements include, but are not limited to, the following: the Company’s ability to have all of its new product offerings perform as planned or advertised; whether there will be a commercial market, domestically and internationally, for one or more of its new products; its ability to commercialize its products and production processes, including increasing its production capabilities to satisfy orders in a cost-effective manner; its ability to continue to increase revenue and profits, including the achievement of approximately $40 million in revenues in 2008; whether the Company will be able to adapt its technology to new and different uses, including being able to introduce new products; competition from larger, more established companies with far greater economic and human resources; its ability to attract and retain customers and quality employees; its ability to obtain patent protection on any of its products and, if obtained, to defend such intellectual property rights; the effect of changing economic conditions; and changes in government regulations, tax rates and similar matters. These cautionary statements should not be construed as exhaustive or as any admission as to the adequacy of the Company’s disclosures. The Company cannot predict or determine after the fact what factors would cause actual results to differ materially from those indicated by the forward-looking statements or other statements. The reader should consider statements that include the words “believes”, “expects”, “anticipates”, “intends”, “estimates”, “plans”, “projects”, “should”, or other expressions that are predictions of or indicate future events or trends, to be uncertain and forward-looking. The Company does not undertake to publicly update or revise forward-looking statements, whether as a result of new information, future events or otherwise.

For Additional Information, Please Contact:

Stanton E. Ross, CEO at (913) 814-7774

or

RJ Falkner & Company, Inc., Investor Relations Counsel at (800) 377-9893 or via

email at info@rjfalkner.com

(Financial Highlights Follow)

DIGITAL ALLY, INC.

CONDENSED BALANCE SHEETS

MARCH 31, 2008 AND DECEMBER 31, 2007

	March 31, 2008	December 31, 2007
	(unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$4,881,435	$4,255,039
Accounts receivable-trade, less allowance for doubtful accounts of $30,000 -2008 and $28,224 - 2007	3,017,804	523,011
Accounts receivable-other	259,593	211,687
Inventories	3,239,414	2,964,098
Prepaid expenses	153,621	232,901
Deferred taxes	425,000	795,000

Total current assets	11,976,867	8,981,736

Furniture, fixtures and equipment	1,349,539	1,180,318
Less accumulated depreciation	383,956	301,632

	965,583	878,686

Deferred taxes	1,035,000	980,000
Other assets	72,002	65,007

Total assets	$14,049,452	$10,905,429

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$897,931	1,008,831
Accrued expenses	886,240	507,695
Income taxes payable	213,500	26,000
Customer deposits	20,680	243,171

Total current liabilities	2,018,351	1,785,697

Unearned income	4,834	3,864
Commitments and contingencies
Stockholders’ equity:
Common stock, $0.001 par value; 75,000,000 shares authorized; Shares issued and outstanding: 14,891,485 – 2008; 14,092,260 – 2007	14,891	14,092
Additional paid in capital	13,343,703	12,110,890
Accumulated deficit	(1,332,327)	(3,009,114)

Total stockholders’ equity	12,026,267	9,115,868

Total liabilities and stockholders’ equity	$14,049,452	$10,905,429

DIGITAL ALLY, INC.

CONDENSED STATEMENTS OF INCOME

FOR THE THREE MONTHS ENDED

MARCH 31, 2008 AND 2007

	Three months ended
	March 31, 2008	March 31, 2007
	(unaudited)	(unaudited)
Revenue	$8,601,923	$3,439,729
Cost of revenue	3,281,029	1,525,483

Gross profit	5,320,894	1,914,246
Operating expenses	2,825,054	1,736,799

Operating income	2,495,840	177,447

Financial income (expense):
Interest income	26,947	2,787
Interest expense	—	(18,084)

	26,947	(15,297)

Income before income tax provision	2,522,787	162,150
Income tax provision	846,000	—

Net income	$1,676,787	$162,150

Net income per share information:
Basic	$0.12	$0.01
Diluted	$0.10	$0.01
Weighted average shares outstanding:
Basic	14,474,062	13,309,027
Diluted	17,280,460	14,437,208

DIGITAL ALLY, INC.

RECONCILIATION OF NET INCOME TO NON-GAAP ADJUSTED EBITDA

FOR THE THREE MONTHS ENDED

MARCH 31, 2008 AND 2007

	Three months ended
	March 31, 2008	March 31, 2007
	(unaudited)	(unaudited)
Net income	$1,676,787	$162,150
Non-GAAP adjustments:
Interest (income) expense	(26,947)	15,297
Income tax provision	846,000	—
Stock-based compensation	173,402	521,913
Depreciation and amortization	82,324	40,443

Total Non-GAAP adjustments	1,074,779	577,653

Non-GAAP adjusted EBITDA	$2,751,566	$739,803

DIGITAL ALLY, INC.

CONDENSED STATEMENTS OF CASH FLOWS

FOR THE THREE MONTHS ENDED MARCH 31, 2008 AND 2007

	Three months ended
	March 31, 2008	March 31, 2007
	(unaudited)	(unaudited)
Cash Flows From Operating Activities:
Net income	$1,676,787	$162,150
Adjustments to reconcile net income to net cash flows (used in) provided by operating activities:
Depreciation	82,324	40,443
Stock based compensation	173,402	521,913
Reserve for inventory obsolescence	70,309	—
Reserve for bad debts	1,776	—
Deferred tax provision	315,000	—
Change in assets and liabilities:
(Increase) decrease in:
Accounts receivable - trade	(2,496,569)	(584,878)
Accounts receivable - other	(47,906)	16,507
Inventories	(345,625)	249,598
Prepaid expenses	79,280	(15,561)
Other assets	(6,995)	(28,277)
Increase (decrease) in:
Accounts payable	(110,900)	(347,570)
Accrued expenses	378,545	(98,576)
Income taxes payable	187,500	—
Customer deposits	(222,491)	164,423
Unearned income	970	—

Net cash (used in) provided by operating activities	(264,593)	80,172

Cash Flows from Investing Activities:
Purchases of furniture, fixtures and equipment	(169,221)	(33,197)
Other assets - deposits	—	(6,305)

Net cash (used in) investing activities	(169,221)	(39,502)

Cash Flows from Financing Activities:
Proceeds from exercise of stock options and warrants	757,710	—
Excess tax benefits related to stock-based compensation	302,500	—

Net cash provided by financing activities	1,060,210	—

Increase in cash and cash equivalents	626,396	40,670
Cash and cash equivalents, beginning of period	4,255,039	57,160

Cash and cash equivalents, end of period	$4,881,435	$97,830

Supplemental disclosures of cash flow information:
Cash payments for interest	$—	$18,084
Cash payments for income taxes	$41,000	$—

Supplemental disclosures of non-cash investing and financing activities:
Common stock surrendered as consideration for cashless exercise of stock options	$356,178	$—

(FOR ADDITIONAL INFORMATION, PLEASE REFER TO THE COMPANY’S QUARTERLY

REPORT ON FORM 10-Q FOR THE THREE MONTHS ENDED MARCH 31, 2008 TO BE FILED

WITH THE SEC)